THE WARRANT WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 PM., OTTAWA TIME, ON ________, 201__. THE TERMS AND CONDITIONS OF THE WARRANT ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                   , 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE, COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ADHEREX TECHNOLOGIES INC. OR THE SUBSCRIPTION AGENT.

EVIDENCING WARRANTS TO PURCHASE COMMON SHARES OF ADHEREX TECHNOLOGIES INC.	ADHEREX TECHNOLOGIES INC.	CUSIP 00686R176 ISIN CA00686R1762

THIS CERTIFIES THAT, for value received:

ATTACHMENT 1 – NOTICE OF EXERCISE

TO:  ADHEREX TECHNOLOGIES INC. AND THE WARRANT REGISTRAR

1.  The undersigned hereby elects to purchase _________ Common Shares of the Company pursuant to Section 5 of the Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________________
(Name in which certificate(s) are to be issued)

_______________________________
(Address)

3.  Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder (or the registered holder’s transferee) a new Warrant covering the number of Shares for which the Warrant has not been exercised.

_______________________
(Name of Warrant Holder)
                                                                                   By: ____________________
                                                                                  Title: __________________
                                                                                  Date signed: ____________

1.  Definitions.  As used in this Warrant, the following terms have the definitions ascribed to them below:
(a)    “Commencement Date” means [INSERT DATE THAT IS SIX (6) MONTHS FROM ISSUANCE DATE].
 (b)    “Issuance Date” means ___________.
(c)    “person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
(d)    “Warrant Price” means CDN$0.08 per share subject to adjustment under Section 2.

2.  Adjustments and Notices.  The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 2.  The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issuance Date.

(a)  Subdivision, Stock Dividends or Combinations.  In case the Company shall at any time subdivide the outstanding Common Shares or shall issue a stock dividend with respect to the Common Shares, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased.  In case the Company shall at any time combine the outstanding Common Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased.  In each of the foregoing cases, the adjustment shall be effective at the close of business on such subdivision, dividend or combination, as the case may be.

(b)  Reclassification, Exchange, Substitution, In-Kind Distribution.  Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than Common Shares, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend.  The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant price and to the number of securities or property issuable upon exercise or conversion of the new warrant.  The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)  Reorganization, Merger etc.  In case of any merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, or sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise or conversion of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable upon such reorganization, merger or sale by the Holder with respect to the Warrant Shares if this Warrant had been exercised immediately before the consummation of such transaction.  Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.  The provisions of this subparagraph (c) shall similarly apply to successive transactions of the type described in this subparagraph (c).

Terms continued on reverse.

or registered assigns (the “Holder”), from and after the Commencement Date (as defined herein), and subject to the terms and conditions herein set forth, is entitled to purchase from Adherex Technologies Inc., a Canadian corporation (the “Company”), at any time before 5:00p.m. Ottawa, Ontario time on __________________ (the “Termination Date”) _________ common shares in the capital of the Company (“Common Shares”), at a price per share equal to the Warrant Price (as defined herein) upon exercise of this Warrant pursuant to Section 5 hereof and subject to any conditions set forth in the agreement between the Company and the Warrant Registrar (the “Warrant Registrar Agreement”).  The number of Common Shares issuable pursuant to this Warrant (the “Warrant Shares”) is subject to adjustment under Section 2.

ATTACHMENT 2 – FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned (“Transferor”) hereby sells, assigns and transfers unto _________________________________ (the “Transferee”) (include name and address of Transferee) Warrants exercisable for common shares of Adherex Technologies Inc. (the “Company”) registered in the name of the Transferor on the register of the Company maintained therefore, and hereby irrevocably appoints ______________________________ the attorney of the undersigned to transfer the said securities on the books maintained by the Company, with full power of substitution.

                 Dated this ___ day of _________, 20___

Signature of Transferor guaranteed by:
__________________           _________________
                                                Signature of Transferor
                                               _________________
                                               _________________
                                               Address of Transferor

THE TRANSFEROR’S SIGNATURE MUST CORRESPOND WITH THE NAME OF THE HOLDER WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ANY CHANGES WHATSOEVER, AND MUST BE GUARANTEED BY A MAJOR CANADIAN SCHEDULE I CHARTERED BANK OR BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCK BROKER, SAVINGS & LOAN ASSOCIATION OR CREDIT UNION) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SECURITIES EXCHANGE ACT OF 1934 RULE 17 AD-15

ADHEREX TECHNOLOGIES INC.

Secretary                       Chief Executive Officer

OLYMPIA TRANSFER SERVICES INC.

Authorized Signatory

Date: _______________________

SEE TERMS CONTINUED ON REVERSE AND
COMPLETE APPROPRIATE FORMS HEREOF

(d)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its chief financial officer (or other most senior financial officer at the time) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least CDN$0.01, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(e)           No Impairment.  The Company shall not, by amendment of its charter, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 2 against impairment.

(f)           Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of the Warrant and in no event will the Company be required to net cash settle the warrant exercise.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by rounding up or down to the nearest whole number the number of shares to be issued to such holder.

3.           No Shareholder Rights.  This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

4.           Reservation of Shares.  The Company will reserve from its authorized and unissued share capital a sufficient number of Common Shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant.  Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant.

5.         Exercise of Warrant.   This Warrant may be exercised by the Holder hereof, in whole or in part, at any time from and after the Commencement Date and on or prior to the Termination Date, at the election of the Holder hereof (with the notice of exercise substantially in the form attached hereto as Attachment 1 duly completed and executed for an exercise under this Section 5), by the surrender of this Warrant at the principal office of the Company or the Warrant Registrar and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

6.           Transfer of Warrant.   This Warrant is issued upon the following terms respecting transferability, to which Holder consents and agrees:

(a)           Until this Warrant is transferred on the books of the Company, the Company will, and shall be entitled to, treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b)           This Warrant may not be exercised, and this Warrant and the Warrant Shares shall not be transferable, except in compliance with all applicable provincial, state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c)           Subject to the provisions of this Section 6, the Warrant may be transferred by the Holder completing and delivering to the Company a notice of transfer substantially in the form attached hereto as Attachment 2.

(d)           Upon due presentment for registration of transfer of this Warrant at the office or agency of the Warrant Registrar, a new Warrant or Warrants of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the Assignee in exchange for this Warrant, subject to the limitations provided herein and in the Warrant Registrar Agreement, without charge except for any applicable tax or other governmental charge.

(e)           The Company and the Warrant Registrar may deem and treat the registered holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Registrar shall be affected by any notice to the contrary.

7.           Covenants, Representations and Warranties.  The Company hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to 5:00 p.m. (Ottawa, Ontario time) on the Termination Date, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant.  The Company hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of this Warrant and the underlying Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed from time to time.  All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant, shall be and be deemed to be validly issued, fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof.  The Company hereby represents and warrants that this Warrant is a valid and enforceable obligation of the Company, enforceable in accordance with the provisions of this Warrant.

8.           Further Assurances.  The Company hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant.

9.           Successors and Assigns.  This Warrant shall enure to the benefit of the Holder and the successors and assignees thereof and shall be binding upon the Company and the successors thereof.

10.         Termination.  This Warrant shall terminate at 5:00 p.m. (Ottawa, Ontario time) on the Termination Date.

11.         Miscellaneous.  This Warrant shall be governed by the laws of the Province of Ontario, as such laws are applied to contracts to be entered into and performed entirely in Ontario by Ontario residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder.  All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.  Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Common Shares.  Time shall be of the essence of this Warrant. The parties hereto have expressly required that this agreement and all documents, agreements and notices related hereto be drafted in the English language. Les parties aux présentes ont expressément exigé que le présent contrat et tous les autres documents, conventions ou avis qui y sont afférents soient rédigés en langue anglaise.